Exhibit 10.1

                            STOCK EXCHANGE AGREEMENT

      This Stock Exchange Agreement (hereinafter the "Agreement") is entered into effective as of this 28th day of February, 2002, by and among FreeSoftwareClub.com, Inc., a Delaware corporation (hereinafter "FreeSoftwareClub"); 3608948 Canada, Inc., a Canadian numbered corporation, doing business as "Ideas and Associates" ("Ideas") and the owners of the outstanding shares of common stock of Ideas set forth on Exhibit "A" attached hereto (hereinafter the "Ideas Stockholders").

                                    RECITALS:

      WHEREAS, the Ideas Stockholders own all of the issued and outstanding common stock of Ideas (the "Ideas Shares");

      WHEREAS, FreeSoftwareClub desires to acquire all the issued and outstanding Ideas Shares, in exchange for common stock of FreeSoftwareClub, making Ideas a wholly-owned subsidiary of FreeSoftwareClub;

      WHEREAS, the Ideas Stockholders desire to acquire common stock of FreeSoftwareClub in exchange for their Ideas common stock, as more fully set forth herein;

      WHEREAS, the Ideas Stockholders have, simultaneously herewith, executed a certain Stock Purchase Agreement pursuant to which the Ideas Stockholders will purchase newly issued shares of FreeSoftwareClub common stock.

      NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

      1. Plan. Upon the terms and subject to the conditions hereof, upon the Closing, as defined below, all the Ideas Shares shall be acquired by FreeSoftwareClub in exchange for shares of FreeSoftwareClub common stock (the "FSWC Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Ideas shall be acquired by FreeSoftwareClub in exchange solely for FreeSoftwareClub common stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

      2. Exchange of Shares. Subject to the terms and conditions set forth herein, FreeSoftwareClub and the Ideas Stockholders agree, that at the Closing, as defined below, all of the Ideas Shares shall be delivered to FreeSoftwareClub in exchange for an aggregate of Thirty Million (30,000,000) newly issued shares of FreeSoftwareClub common stock, as defined below.

      3. Conditions to Closing. The Closing is subject to the following:

      (a) FreeSoftwareClub shall have authorized 100,000,000 shares of $.00001 par value common stock.

      (b) At or prior to the Closing, FreeSoftwareClub shall have entered into an agreement to sell the current operating business and all related assets (including the cash and notes received by the Company pursuant to the Stock Purchase) to certain current shareholders of FreeSoftwareClub (the "Purchasing Shareholders") and for the assumption of all liabilities of the current operating business to be assumed by the same in exchange for 7,990,180 shares of FreeSoftwareClub.

      (c) FreeSoftwareClub shall have no material assets and no liabilities contingent or fixed except for those assets and liabilities which have been respectively acquired and assumed by the Purchasing Shareholders, as set forth in subsection (b) above.

      (d) Except for this Agreement, there shall be no other agreements, obligations, outstanding options, warrants or other rights to purchase FreeSoftwareClub securities.

      (e) The Quebec Securities Commission shall have granted an exemption from the prospectus and registration requirements set forth in Titles II and V of the Quebec Securities Act (the "Exemption") for the transaction contemplated herein and the transaction contemplated under the Stock Purchase Agreement. In the event that as of the date of closing the Exemption has not yet been granted, any shares to be issued to any Ideas Shareholder who is a Quebec resident shall be held in escrow pending receipt of such Exemption.

      (f) FreeSoftwareClub shall not have outstanding any options, warrants or other rights to purchase shares of FreeSoftwareClub except for 95,750 options which have been granted by FreeSoftwareClub at an exercise price of $0.39 per share and 2,000 which have been granted by FreeSoftwareClub at an exercise price of $0.41 per share.

      4. Exchange of Securities. As of the Closing Date, each of the following shall occur:

      (a) All shares of Ideas common stock issued and outstanding on the Closing Date shall be exchanged for the FSWC Shares. The exchange ratio shall be such ratio so all of the outstanding Ideas Shares, will be exchanged for a total of 30,000,000 FSWC Shares. All such outstanding shares of Ideas common stock shall be deemed, after Closing, to be owned by FreeSoftwareClub. The holders of such certificates previously evidencing

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shares of Ideas Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of Ideas Common Stock except as otherwise provided herein or by law.

      (b) Any shares of Ideas Common Stock held in the treasury of Ideas immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

      5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

      (a) The resignation of the existing FreeSoftwareClub officers and directors and appointment of new officers and directors as directed by Ideas.

      6. Delivery of Shares. On or as soon as practicable after the Closing Date, Ideas will use its best efforts to cause the Ideas Stockholders to surrender for cancellation certificates representing the Ideas Shares against delivery of certificates representing the FSWC Shares.

      7. Representations of Ideas Stockholders. Each Ideas Stockholder hereby represents and warrants, each only as to its own Ideas Shares, effective this date and the Closing Date, as follows:

      (a) The Ideas Shares are free from claims, liens, or other encumbrances, and at the Closing Date said Ideas Stockholder will have good title and the unqualified right to transfer and dispose of such Ideas Shares.

      (b) Said Ideas Stockholder is the sole owner of the issued and outstanding Ideas Shares as set forth in Exhibit "A";

      (c) Said Ideas Stockholder has no present intent to sell or dispose of the FSWC Shares and is not under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the FSWC Shares.

      8. Representations of Ideas. Ideas hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

      (a) The Ideas Stockholders listed on the attached Exhibit "A" are the sole record and beneficial owners of the issued and outstanding common stock of Ideas.

      (b) Ideas has no outstanding or authorized capital stock, warrants, options or convertible securities.

      (c) The audited financial statements as of and for the periods ended December 31, 1999 and 2000 and unaudited financial statements as of and for the period ended September 30, 2001, which have been (or will be prior dissemination of an Information

Statement by FreeSoftwareClub) delivered to FreeSoftwareClub (hereinafter referred to as the "Ideas Financial Statements") fairly present the financial condition of Ideas as of the dates thereof and the results of its operations for the periods covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the Ideas Financial Statements or in any exhibit thereto or notes thereto other than liabilities, contracts or obligations incurred in the ordinary course of business; and no such liabilities, contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Ideas as reflected in the Ideas Financial Statements. Ideas has good title to all assets shown on the Ideas Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Ideas Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

      (d) Since the date of the Ideas Financial Statements, there have not been any material adverse changes in the financial position of Ideas except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Ideas.

      (e) Ideas is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Ideas Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Ideas.

      (f) Ideas is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Ideas.

      (g) Ideas has (or, by the Closing Date, will have) filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

      (h) Ideas has not materially breached any material agreement to which it is a party. Ideas has previously given FreeSoftwareClub copies or access thereto of all material contracts, commitments and/or agreements to which Ideas is a party including all relationships or dealings with related parties or affiliates.

      (i) Ideas has no subsidiaries other than Ideas and Associates, Inc., a Maryland corporation.

      (j) Ideas has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of

FreeSoftwareClub prior to the Closing Date, during reasonable business hours and on reasonable notice.

      (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Ideas is a party and has been duly authorized by all appropriate and necessary corporate action under other applicable law and Ideas, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Ideas is a party.

      (l) All disclosure information provided by Ideas which is to be set forth in disclosure documents of FreeSoftwareClub or otherwise delivered to FreeSoftwareClub by Ideas for use in connection with the transaction described herein is true, complete and accurate in all material respects.

      9. Representations of FreeSoftwareClub. FreeSoftwareClub hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

      (a) As of the Closing Date, the FSWC Shares, to be issued and delivered to the Ideas Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of FreeSoftwareClub common stock, fully-paid and non-assessable.

      (b) FreeSoftwareClub has the corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including the board of directors and shareholders of FreeSoftwareClub. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which FreeSoftwareClub is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to FreeSoftwareClub or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of FreeSoftwareClub.

      (c) FreeSoftwareClub has delivered to Ideas a true and complete copy of Form 10-KSB for the fiscal years 2000 and 1999 and its Form 10-QSB for the period ending September 30, 2001 (the "FSWC Financial Statements"). The FSWC Financial Statements are complete, accurate and fairly present the financial condition of FreeSoftwareClub as of the dates thereof and the results of its operations for the periods then ended. There are no liabilities or obligations either fixed or contingent not reflected therein. The FSWC Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of FreeSoftwareClub as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

      (d) Since September 30, 2001, there have not been any material adverse changes in the financial condition of FreeSoftwareClub.

      (e) FreeSoftwareClub is not a party to or the subject of any pending litigation, claims, decrees, orders, stipulations or governmental investigation or proceeding not reflected in the FSWC Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, against or affecting FreeSoftwareClub, its management or its properties. FreeSoftwareClub has complied in all material respects with all laws, statutes, ordinances, regulations, rules, decrees or orders applicable to it.

      (f) FreeSoftwareClub is duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

      (g) FreeSoftwareClub has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on FreeSoftwareClub, and has paid or made adequate provision in the FSWC Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. FreeSoftwareClub is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

      Each such tax return or report has been duly filed on a timely basis and all such returns and reports are correct and complete in all material respects and fully discloses and does not understate the income, taxes, expenses, deductions and credits for the period to which it relates. Up to and including the Closing Date, no claim has been made against FreeSoftwareClub by any authority in a jurisdiction in which it does not file a return that it is or may be subject to any taxes in that jurisdiction. FreeSoftwareClub has not received notice of any actions, suits, proceedings, investigations or claims pending or threatened against FreeSoftwareClub in respect of any taxes nor are any matters relating to any taxes under discussion with any governmental authority.

      FreeSoftwareClub has withheld from each payment made to any of its past or present employees, officers and directors or to any other person in respect of whom withholding therefrom is required, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax authorities or other receiving officers in all material respects within the time required under any applicable legislation. FreeSoftwareClub has collected all taxes it is required to collect and has remitted all such taxes it is required to remit to the proper tax authority when required to do so all.

      (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of FreeSoftwareClub, except as contemplated in this Agreement and there exist no liens or other securities interests in any assets of FreeSoftwareClub.

      (i) The corporate financial records, minute books, and other documents and records of FreeSoftwareClub have been made available to Ideas prior to the Closing, shall be delivered to new management of FreeSoftwareClub at Closing and are correct and accurate in all material respects and reflect all decisions made by the Board of Directors and the shareholders of FreeSoftwareClub.

      (j) FreeSoftwareClub has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that FreeSoftwareClub has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which FreeSoftwareClub is subject. FreeSoftwareClub hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Ideas all relationships or dealings with related parties or affiliates.

      (k) FreeSoftwareClub common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "FSWC" and there are no stop orders in effect or contemplated with respect thereto and no facts exist which may give raise there. FreeSoftwareClub filed all reports required to be filed by FreeSoftwareClub pursuant to the Securities Act of 1934, as amended. FreeSoftwareClub has provided Ideas with copies of all correspondence between FreeSoftwareClub and NASDAQ and FreeSoftwareClub and NASD. FreeSoftwareClub has not been informed, and has no reason to believe, that its common stock will be delisted or suspended by the NASD. FreeSoftwareClub has fully complied will all applicable securities laws and regulations and is not in default of any of its obligations thereunder.

      (l) All information regarding FreeSoftwareClub which has been provided to Ideas or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects.
FreeSoftwareClub has provided to Ideas all material information regarding FreeSoftwareClub.

      (m) As of Closing, the outstanding capitalization of FreeSoftwareClub shall consist of 16,947,500 shares of common stock giving effect to all matters contemplated herein and pending the return of 7,990,180 shares of common stock pursuant to the Asset Purchase Agreement, all of which shares are duly issued, fully paid and non-assessable and were issued in compliance with applicable securities laws.

      (n) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to FreeSoftwareClub, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which FreeSoftwareClub is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of FreeSoftwareClub or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of FreeSoftwareClub.

      (o) FreeSoftwareClub does not have any agreements of any nature to acquire, directly or indirectly, any shares of capital stock, or other equity or ownership interest in, any person, firm or corporation, or its assets (except pursuant to the Asset Purchase Agreement),

      (p) There is no requirement to make any filing, give any notice to or obtain any license, permit, certificate, regulation, authorization, consent or approval of, any governmental or regulatory authorities as a condition to the lawful consummation of the transactions contemplated by this Agreement except for the filings, notifications, consents and approvals described in this Agreement.

      (q) FreeSoftwareClub has in compliance in all material respects with applicable Federal, state and local laws, statutes, regulations, orders, directives and decisions rendered by any legislature, department, administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the use, storage, disposal, transport, handling, remediation or corrective action of any pollutants, contaminants, chemicals, deleterious substances or industrial, toxic or hazardous wastes or substances ("Hazardous Substances").

      FreeSoftwareClub has not used or permitted to be used, except in compliance in all material respects with all Environmental Laws, its office space, to store, deposit, dispose or of handle any Hazardous Substances.

      FreeSoftwareClub has obtained all permits, licenses and other authorizations which are required in connection with the conduct of its business under all applicable Environmental Laws.

      FreeSoftwareClub has never received any notice of any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of demand letters, requests for information, notices of violation, investigations or proceedings pending or threatened against FreeSoftwareClub in connection with the conduct of its business relating in any way to any Environmental Laws.

      (r) FreeSoftwareClub shall apply the cash and notes received by the Company pursuant to the Stock Purchase as may be necessary to pay the liabilities of the Company, as of the date of the Closing),

      (s) All disclosure information provided by FreeSoftwareClub which was delivered to Ideas by Ideas for use in connection with the transaction described herein is true, complete and accurate in all material respects.

      10. Closing. The Closing of the transactions contemplated herein shall occur as soon as possible after the completion of the conditions to Closing set forth herein. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met.

      11. Conditions Precedent to the Obligations of Ideas. All obligations of Ideas under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

      (a) The representations and warranties by or on behalf of FreeSoftwareClub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

      (b) FreeSoftwareClub shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

      (c) On or before the Closing, the board of directors FreeSoftwareClub shall have approved in accordance with applicable state corporation law and Federal securities laws (i) the execution and delivery of this Agreement, (ii) the consummation of the transactions contemplated herein; and (iii) the consummation of the transactions contemplated in the Asset Purchase Agreement.

      (d) On or before the Closing Date, FreeSoftwareClub shall have delivered to Ideas certified copies of resolutions of the board of directors and shareholders of FreeSoftwareClub approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable FreeSoftwareClub to comply with the terms of this Agreement including the election of Ideas' nominees to the Board of Directors of FreeSoftwareClub and all matters outlined herein.

      (e) The Acquisition shall be permitted by applicable law and FreeSoftwareClub shall have sufficient shares of its capital stock authorized to complete the Acquisition.

      (f) As of the Closing, the existing officers and directors of FreeSoftwareClub shall have resigned in writing from all positions as directors and officers of FreeSoftwareClub effective upon the election and appointment of the Ideas nominees.

      (g) At the Closing, all instruments and documents delivered to Ideas and Ideas Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Ideas.

      (h) The shares of restricted FreeSoftwareClub capital stock to be issued to the Ideas Stockholders will be validly issued, nonassessable and fully-paid under Delaware corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

      (i) Ideas shall have received all necessary and required approvals and consents from required parties and its shareholders.

      (j) At the Closing, FreeSoftwareClub shall have delivered to Ideas an opinion of its counsel dated as of the Closing in a form reasonably acceptable to the parties.

      12. Conditions Precedent to the Obligations of FreeSoftwareClub. All obligations of FreeSoftwareClub under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

      (a) The representations and warranties by Ideas and the Ideas Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

      (b) Ideas shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

      (c) Ideas shall deliver on behalf of the Ideas Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "D", acknowledging that the FSWC Shares are being acquired for investment purposes.

      (d) Ideas shall deliver an opinion of its counsel dated as of the Closing in a form reasonably acceptable to the parties.

      13. Indemnification. For a period of one year from the Closing, FreeSoftwareClub agrees to indemnify and hold harmless Ideas and the Ideas Shareholders, and Ideas agrees to indemnify and hold harmless FreeSoftwareClub, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

      To secure its obligations pursuant to the provisions of this Section, FreeSoftwareClub agrees to pledge the promissory notes issued to FreeSoftwareClub by Ideas in connection with the Stock Purchase Agreement (the "Notes"). In the event of an indemnity claim raised by Ideas and the Ideas Stockholders prior to the dates set forth in the Notes for the payment of the principal balances thereof, the indemnity obligations of FreeSoftwareClub hereunder shall be satisfied, in whole or in part, by the cancellation of such portion of the Notes as shall be necessary to satisfy such obligation. In the event indemnity claim raised by the Ideas Stockholders (a) which cannot be fully satisfied by the cancellation of the Notes or (b) which is raised after the payment of the Notes, the Ideas Stockholders shall be entitled to the issuance of additional shares of FreeSoftwareClub common stock based on its fair market value at the time in such amount as to equal any claim or liability which may arise.

      14. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

      15. Documents at Closing. At the Closing, the following documents shall be delivered:

      (a) Ideas will deliver, or will cause to be delivered, to FreeSoftwareClub the following:

            (i) a certificate executed by the President and Secretary of Ideas to the effect that all representations and warranties made by Ideas under this Agreement are true and correct as of the Closing, the same as though originally given to FreeSoftwareClub on said date;

            (ii) a certificate from the jurisdiction of incorporation of Ideas dated at or about the Closing to the effect that Ideas is in good standing under the laws of said jurisdiction;

            (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each Ideas Stockholder;

            (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

            (v) certified copies of resolutions adopted by the shareholders and directors of Ideas authorizing this transaction; and

            (vi) all other items, the delivery of which is a condition precedent to the obligations of Ideas as set forth herein.

            (vii) the legal opinion required by Section 12(d) hereof.

      (b) FreeSoftwareClub will deliver or cause to be delivered to Ideas:

            (i) stock certificates representing the FreeSoftwareClub Shares to be issued as a part of the stock exchange as described herein;

            (ii) a certificate of the President of FreeSoftwareClub, to the effect that all representations and warranties of FreeSoftwareClub made under this Agreement are true and correct as of the Closing, the same as though originally given to Ideas on said date;

            (iii) certified copies of resolutions adopted by FreeSoftwareClub's board of directors authorizing the Acquisition and all related matters described herein;

            (iv) certificate from the jurisdiction of incorporation of FreeSoftwareClub dated at or about the Closing Date that FreeSoftwareClub is in good standing under the laws of said state;

            (v) opinion of FreeSoftwareClub's counsel as described in Section 11(j) above;

            (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

            (vii) resignation of the existing officers and directors of FreeSoftwareClub; and

            (viii) all corporate and financial records of FreeSoftwareClub.

      16. Miscellaneous.

      (a) Public Announcement. Until the Closing, the Company shall not make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of Ideas except as required by law.

      (b) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      (c) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

      (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

      (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (h) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

      (i) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

      (j) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

      (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            FreeSoftwareClub.com, Inc.

                                            By: /s/ Richard Miles
                                               ---------------------------------
                                            Title: President


                                            Ideas and Associates

                                            By: /s/ Terence C. Byrne
                                               ---------------------------------
                                            Title: President